Exhibit 99.1

NEWS

For immediate release

Contact:	Richard J. Poulton
Vice President, Chief Financial Officer
(630) 227-2075
E-mail address: rpoulton@aarcorp.com
Web address: www.aarcorp.com

AAR REPORTS RECORD QUARTERLY SALES AND

RECORD FIRST QUARTER EARNINGS

•     27% sales growth; double-digit sales growth in all segments

•     25% growth in income from continuing operations

•     20% increase in diluted earnings per share from continuing operations

WOOD DALE, ILLINOIS (September 19, 2007) — AAR (NYSE: AIR) today reported fiscal 2008 first quarter net sales of $306.0 million and income from continuing operations of $15.3 million, or $0.36 per diluted share.  Sales grew 27% from $240.2 million last year, and income from continuing operations increased 25% from $12.2 million in the prior year.  AAR achieved double-digit sales growth in all four of the Company’s operating segments.  Sales to commercial customers increased 26%, and sales to defense customers grew 30%, year-over-year.

The 26% increase in sales to commercial customers was driven by strength in supply chain programs and aftermarket parts sales, increased heavy maintenance activity, including the acquisition of Reebaire, and continued momentum in the aircraft sales and leasing business.  During the quarter, the Company launched an additional line of heavy maintenance for Southwest Airlines at its Indianapolis Maintenance Center.  In addition, the Company nearly doubled the size of its aircraft fleet through the acquisition of eighteen 737-400 aircraft and one 747-400 aircraft with joint venture partners.

The 30% growth in sales to defense customers was attributable to robust demand for mobility systems products, the acquisition of Brown International in April 2007 and strength in performance-based logistics programs.  AAR was awarded a $162 million contract for specialized shipping/storage containers, shelters and accessories to support several branches of the U.S. military and federal civilian agencies.  In addition, the Company received a $31 million order to provide specialized shelters to the U.S. Army and was selected by the U.S. Army to provide 25 cargo handling systems for CH-47 (Chinook) helicopters.  Shipments on these new contracts will commence during the second quarter.

One AAR Place • 1100 N. Wood Dale Road • Wood Dale, Illinois 60191 USA • 1-630-227-2000 Fax 1-630-227-2101

Gross profit margin was 18.5% for the first quarter compared to 17.9% last year, excluding impairment charges recorded during the first quarter of fiscal 2007.  Selling, general and administrative expenses increased $4.8 million year-over-year, reflecting the impact of acquisitions and increased spending to support growth, as well as investments in operational improvement initiatives across the Company.  Selling, general and administrative expenses declined to 10.0% of sales from 10.7%.  Net interest expense increased $0.4 million year-over-year related to investments made in the business, including acquisitions and aircraft purchases.  The effective income tax rate increased to 34% during the first quarter from 30% a year ago due to the expiration of certain tax benefits.

“We are pleased with the strong sales growth we generated in the first quarter, and fiscal 2008 is off to a solid start,” said David P. Storch, Chairman and Chief Executive Officer of AAR CORP.  “We believe that our top line momentum combined with the margin improvement initiatives underway will contribute to margin expansion going forward.  Further, our banks recognize the Company’s significant achievements and agreed to an increase in our revolving credit facility from $140 million to $250 million as we explore new opportunities for growth, increasing our market presence and improving our operating results.”

AAR is a leading provider of products and value-added services to the worldwide aerospace and defense industry.  With facilities and sales locations around the world, AAR uses its close-to-the-customer business model to serve aviation and defense customers through four operating segments: Aviation Supply Chain; Maintenance, Repair and Overhaul; Structures and Systems and Aircraft Sales and Leasing. More information can be found at www.aarcorp.com.

AAR will hold its quarterly conference call at 10:30 a.m. CDT on September 19, 2007. The conference call can be accessed by calling 866-219-5264 from inside the U.S. or 703-639-1118 from outside the U.S.  A replay of the call will be available by calling 888-266-2081 from inside the U.S. or 703-925-2533 from outside the U.S. (access code 1140068) from 2:30 p.m. CDT on September 19, 2007 until 11:59 p.m. CDT on September 26, 2007.

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This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, including those factors discussed under Item 1A, entitled “Risk Factors”, included in the Company’s May 31, 2007 Form 10-K. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described.  These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control.  The Company assumes no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. For additional information, see the comments included in AAR’s filings with the Securities and Exchange Commission.

AAR CORP. and Subsidiaries

Consolidated Statements of Operations (In thousands except per share data)	Three Months Ended August 31,
	2007	2006
	(Unaudited)
Sales	$305,960	$240,242
Cost and Expenses:
Cost of sales	249,420	197,219
Cost of sales — impairment charges	—	7,652
Selling, general and administrative	30,662	25,825

Earnings from aircraft joint ventures	1,020	3,041
Gain on sale of product line	—	5,358

Operating income	26,898	17,945

Gain on extinguishment of debt	—	2,927

Interest expense	4,338	4,666
Interest income	583	1,339

Income from continuing operations before income taxes	23,143	17,545

Income tax expense	7,888	5,316

Income from continuing operations	15,255	12,229

Discontinued Operations:
Operating loss, net of tax	102	445

Net income	$15,153	$11,784

Share Data:

Earnings per share - Basic:
Earnings from continuing operations	$0.41	$0.34
Loss from discontinued operations	—	(0.01)
Earnings per share — Basic	$0.41	$0.33

Earnings per share — Diluted:
Earnings from continuing operations	$0.36	$0.30
Loss from discontinued operations	—	(0.01)
Earnings per share — Diluted	$0.36	$0.29

Average shares outstanding — Basic	36,836	36,076
Average shares outstanding — Diluted	43,789	42,893

Consolidated Balance Sheet Highlights (In thousands except per share data)	August 31, 2007	May 31, 2007
	(Unaudited)	(Derived from audited financial statements)
Cash and cash equivalents	$58,021	$83,317
Current assets	615,927	645,721
Current liabilities (excluding debt accounts)	165,243	182,261
Net property, plant and equipment	90,935	88,187
Total assets	1,076,976	1,067,633
Total recourse debt	284,179	284,229
Total non-recourse obligations	57,669	43,627
Stockholders’ equity	509,380	494,243
Book value per share	$13.51	$13.10
Shares outstanding	37,712	37,729

Sales By Business Segment (In thousands - unaudited)	Three Months Ended August 31,
	2007	2006
Aviation Supply Chain	$142,708	$127,516
Maintenance, Repair & Overhaul	62,647	49,595
Structures and Systems	76,498	58,407
Aircraft Sales and Leasing	24,107	4,724
	$305,960	$240,242

Gross Profit By Business Segment (In thousands - unaudited)	Three Months Ended August 31,
	2007	2006
Aviation Supply Chain	$31,964	$22,255
Maintenance, Repair & Overhaul	8,040	7,157
Structures and Systems	9,121	7,350
Aircraft Sales and Leasing	7,415	(1,391)
	$56,540	$35,371

Note:  Gross Profit for the Three Months Ended August 31, 2006 includes impairment charges of  $4.8 million in Aviation Supply Chain and $2.9 million in Aircraft Sales & Leasing.

Diluted Earnings Per Share Calculation — Earnings from Continuing Operations	Three Months Ended August 31,
(In thousands except per share data)	2007	2006
	(Unaudited)
Income from continuing operations as reported	$15,255	$12,229
Add: After-tax interest on convertible debt	491	491
Income from continuing operations for diluted EPS calculation	$15,746	$12,720

Diluted shares outstanding	43,789	42,893

Diluted earnings per share from continuing operations	$0.36	$0.30

Note:  Pursuant to SEC Regulation G, the Company has included the following reconciliation of financial measures reported on the basis of Generally Accepted Accounting Principles (“GAAP”) to comparable financial measures reported on a non-GAAP basis.  The Company believes that the adjusted non-GAAP gross profit margin for the first quarter of fiscal 2007 is more representative of the Company’s true gross profit margin as it excludes impairment charges.

(In thousands)	Three Months Ended August 31, 2006
Gross profit as reported	$35,371
Impairment charges	7,652
Adjusted gross profit	$43,023

Gross profit margin - as reported	14.7%
Gross profit margin — adjusted for impairment charges	17.9%